Exhibit 10.34
                                                                   -------------

Confidential portions omitted and filed separately with the Commission. Deleted text (represented by "XXXX" in the text and an asterisk in the margin) indicates such omissions.

                           VERITAS MUSIC ENTERTAINMENT
                           Suite 500, Cummins Station
                              209 10th Avenue South
                           Nashville, Tennessee 37203

                                                   Date: as of December 31, 1995

Ms. Gretchen Peters
1003 Hunts Lane
Hendersonville, Tennessee  37075

Dear Ms. Peters:

     The following, when fully executed by both parties where indicated below, shall constitute the agreement between Veritas Music Entertainment ("Company," "we," "us," etc.) and you with regard to your exclusive services as a recording artist and musician:

     1. Term.

          A. The "Term" hereof shall consist of an "Initial Period" and so many of the "Option Periods" below as may be exercised pursuant hereto.

          B. The "Initial Period" shall commence on the date hereof and shall end on the date eight (8) months after the commercial release of the LP satisfying your recording commitment for the Initial Period or, at Company's election, on the date during the Initial Period specified in Company's notice of option exercise.

          C. Subject to paragraph 5D below and conditioned upon the release of the applicable LP in the Initial Period or prior Option Period as the case may be, you grant us five (5) irrevocable options to extend the Initial Period for additional contract periods (the "Option Periods") upon the same terms and conditions applicable to the Initial Period, except as otherwise provided herein. Notwithstanding the foregoing, Company's option at the end of the second Option Period may only be exercised by Company if total sales units for the third LP hereunder equal or exceed 250,000 USNRC units (excluding reserves of twenty percent (20%) for purposes of this calculation only) unless you otherwise waive such sales requirement. Each such Option Period shall run consecutively beginning on the expiration of the Initial Period or the previous Option Period, as the case may be. Each such Option Period shall end on the date eight (8) months after the commercial release of the LP satisfying your recording commitment for the Option Period in question or, at Company's election, on the date during the Option Period specified in Company's notice of option exercise. The Initial Period and the Option Periods are sometimes referred to as "Contract Period(s)."

Company shall exercise each such option by notice to you at any time prior to the expiration of the then-current Contract Period.

     2. Recording Services; Recording Commitment.

          A. During the Term you will render your exclusive services to Company as a recording artist and musician throughout the World.

          B. During each Contract Period you shall perform for the recording of and deliver a sufficient number of master recordings embodying your performances (the "Masters") to comprise one LP (the "Recording Commitment"). On our reasonable request and at our expense, which shall be recoupable under paragraph 8 below, you shall repeat your performances until, in our opinion, satisfactory Masters have been produced. The Masters shall be deemed accepted if not rejected by written notice from Company within fifteen (15) days after full delivery hereunder.

          C. Notwithstanding the provisions of paragraph 2A above, you may perform as a background vocalist or instrumentalist accompanying a featured artist for the purposes of making phonograph records for others, provided:

               (1) You have fulfilled all of your obligations under this agreement and such activity does not in any way interfere with the continuing prompt performance of your obligations hereunder;

               (2) You do not render a solo or "step-out" performance.

               (3) The musical style of the recording shall not be substantially similar to the characteristic musical style of recordings made by you hereunder;

               (4) The compositions so recorded shall not have been recorded and are not anticipated to be recorded by you hereunder.

               (5) Your name may be used in connection with such records in the form of a courtesy credit to Company on the Album liners used for such records, in the same positions as the credits accorded to other sidemen and in type of the same size and prominence; and,

               (6) Except as expressly provided herein, neither your name nor any name associated with you nor any picture, portrait or likeness of you shall be used in connection with such recordings, including, without limitation, on the front covers of Album containers, on sleeves or labels used for single records, or in advertising, publicity or other form of promotion or exploitation without Company's express written consent, which Company may withhold in its unrestricted discretion.

     3. Recording Guidelines.

          A. You shall only schedule and conduct recording sessions after requesting and receiving Company's written approval of the material to be recorded, the studios for recording and mastering sessions, the musicians and additional vocalists performing on the Masters, the individual producers and the Authorized Budget. Such request shall be submitted to Company not less than thirty (30) days prior to the proposed first date of recording. Green Daniel is deemed approved as the producer of the first LP hereunder.

          B. Neither "live" performances, Multiple Albums, instrumental Masters nor spoken-word Masters shall be recorded without your and Company's prior written consent.

          C. You shall deliver the LP due within each Contract Period within one hundred fifty (150) days of the commencement of the period in question.

     4. Recording Costs. Company shall be responsible for those recording costs incurred in connection with the Masters which you and Company have mutually approved in writing (the "Approved Budget"). Any recording budget not in excess of $125,000.00 is deemed approved. Company shall not be deemed unreasonable for refusing to approve any costs which are not submitted to Company in writing at least thirty (30) days prior to commencement of the recording session in question. Any costs in excess of the Approved Budget which were incurred for reasons within your control shall constitute advances to you and shall be recoupable from any and all royalties otherwise payable to you hereunder (including, without limitation, mechanical royalties) or require you to repay such costs immediately.

     5. Rights in Masters.

          A. All Masters, all duplicates and derivatives thereof, all records made from the Masters (including the copyright in such Masters for the full term of copyright and any renewal and/or extension of such copyright), together with the performances embodied therein, shall, from the inception of recording, be exclusively and perpetually Company's property, free of any claim whatsoever by you and/or any person deriving any rights from you. Editing, modification, resequencing and/or remixing of any Masters or portions thereof shall be subject to your approval, not to be unreasonably withheld, with the exception of resequencing necessary to conform to manufacturing requirements (including the restrictions of manufacturing new mediums). All Masters, from the inception of recording, shall be deemed works made for hire within the meaning of the United States Copyright Act. If any Masters do not so qualify or are determined not to be works made for hire, you hereby assign and agree to assign to Company, its successors and assigns, absolutely and forever, all right, title and interest in such Masters, and the copyright in each of them, for the full term of copyright (including all extensions and renewals of such copyright) in each country of the world and, wherever applicable, elsewhere in the universe. Without limiting the generality of the foregoing, Company and its subsidiaries, affiliates, licensees and assigns shall have the sole, exclusive and unlimited right throughout the universe to manufacture records by any method(s) now or hereafter known embodying any portion(s) or all of the performances embodied in the Masters recorded hereunder (including, without limitation, "Best of" and "Greatest Hits" records); to perform publicly and to permit public performance of such records; to repackage, sell, transfer, deal in, exploit or otherwise dispose of such Masters and records (as well as duplicates and derivatives of such Masters) at such times and places, in any and all media and manner, and under any trademarks, trade names or labels which are identified as Company's top "country" label; or, subject to the provisions hereof, Company and its subsidiaries, affiliates, licensees and assigns may, at their election, delay or refrain from doing any one or more of the foregoing. Without limiting the generality of the foregoing, Company may use or license the use of the Masters for synchronization in motion picture, television and other audiovisual soundtracks, background music and any other purposes, including, without limitation, use on transportation facilities.

          B. Promptly upon Company's request, you shall execute and deliver to Company any documents necessary for Company to secure copyright protection in the Masters as Company may reasonably request, and you hereby appoint Company as your attorney-in-fact to sign in your name any such documents which you have not signed and delivered to Company within ten (10) days following Company's request therefor, provided they are consistent with the terms of this agreement.

          C. Nothing herein contained shall require Company to record the number of Masters constituting your Recording Commitment hereunder for any given Option Period. Company may, at its sole election exercisable at any time by notice to you, fulfill its entire obligation to you with respect to such unrecorded sides by paying to you with respect thereto a sum equal to one hundred percent (100%) of the Minimum Advance otherwise payable to you in connection with that particular album. Notwithstanding the above, in the event Company elects not to record the number of Masters constituting your Recording Commitment in any given Contract Period, you shall be entitled to retain any monies paid to you as Advances under paragraph 6B(1) prior to Company's election. All such union payments or other monies paid to you shall constitute advances recoupable from any and all royalties (other than mechanical royalties) accruing to your credit hereunder. The Term of this agreement shall terminate automatically in the event Company exercises its rights pursuant to this subparagraph.

          D. (1) Provided you have fulfilled all your material obligations under this agreement, Company will release in the United States and Canada each LP recorded in fulfillment of your Recording Commitment in the Initial Period and each Option Period within seven (7) months after delivery of the Masters concerned ("Release Period"). If Company fails to do so, you may notify Company (the "First Notice") within ninety (90) days after the end of the Release Period concerned that you intend to terminate the term of this agreement unless Company releases the LP within thirty (30) days after Company's receipt of your notice (the "cure period"). If Company fails to release the Single or LP before the end of the cure period, you may terminate the term of this agreement by giving Company notice (the "Termination Notice") within ninety (90) days after the end of the cure period. On receipt by Company of your Termination Notice, the term of this agreement will end and all parties will be deemed to have fulfilled their obligations under it except those obligations which survive the end of the term (e.g., warranties, re-recording restrictions and obligations to pay royalties). Your only remedy for failure by Company to release a Record will be in accordance with this paragraph. If you fail to give Company the notices within the periods specified, your right to terminate as to that LP will lapse.

               (2) The running of each of the Release Periods and notice periods referred to in subparagraph 5D(1) will be suspended (and the expiration date of each of those periods will be postponed) for the period of any suspension of the running of the term of this agreement. If any such Release Periods or notice periods would otherwise expire on a date between November 1 and the next January 16, its running will be suspended for the duration of the period between November 1 and January 16, and its expiration date will be postponed by the same amount of time (i.e., 77 days).

     6. Artist Royalties and Advances. Conditioned upon your full and faithful performance of all of the terms and provisions hereof:

          A. Royalties: Company shall pay to you, in respect of Company's net sales of phonograph records embodying, or other exploitation of, the Masters, royalties upon the terms set forth in Exhibit A attached hereto and incorporated herein by this reference. Such royalties shall be inclusive of all royalties and other sums payable to any individual producer, remix producer or any other royalty participant, except as otherwise specifically set forth herein.

          B. Album Advances: Company shall pay you the following sums which shall be deemed nonreturnable advances to you, recoupable from any royalties (other than mechanical royalties)
  otherwise payable to you hereunder, and which shall be deemed a prepayment of any minimum union scale payments required to be paid to you pursuant to the terms of any collective bargaining agreement to which Company may be party:

*                   LP  1          XXXXX

                                   Minimum            Maximum
                                   -------            -------
*                   LP  2          XXXXX              XXXXX
*                   LP  3          XXXXX              XXXXX
*                   LP  4          XXXXX              XXXXX
*                   LP  5          XXXXX              XXXXX
*                   LP  6          XXXXX              XXXXX

  The actual amount of each advance for LPs 2 through 6 shall be calculated based on a sales formula equal to 66-2/3% of your net royalties (less reserves which for purposes of this calculation only shall not exceed 20%) with respect to net sales through normal retail channels in the United States of the immediately preceding album as of the date twelve (12) months from the date of the initial U.S. release (determined by reference to Company's monthly trial balance), less the amount of the approved recording costs for the LP in question, as described in paragraph 4 above. One-half of the Minimum Advance shall be paid upon Company's exercise of its option in each period and the balance (as it is calculated pursuant to the above formula) shall be paid upon the satisfactory delivery of the Masters for the LP in each period and payment of all outstanding recording costs; with the exception that Company shall pay one-half of the advance for LP 1 upon execution of this agreement. 1

            C. At your request and authorization, Company will make payments for services of one or more producers on your behalf, as follows:

                 (1) A royalty (the "Producer Royalty") on the net sales of phonograph records (in all configurations) derived from the Masters and embodying those Masters produced by such producer, computed and paid upon the same royalty base and in the same manner as the royalty payable to you hereunder, at the same times and subject to the same conditions, not to exceed three percent (3%) of the Suggested Retail List Price of such records without Company's consent with proportionate reductions on all sales for which reduced royalties are payable to you under this agreement and proportionate reductions with respect to records embodying both Masters and other masters. With respect to sales or exploitation of the Masters on which your royalty is determined on a basis other than the Suggested Retail List Price, the Producer's Royalty shall be proportionately allocated. The amount of the Producer Royalty will be deducted dollar-for-dollar from all royalties (other than mechanical royalties) payable or becoming payable to you under this Agreement.

* - Confidential portions omitted and filed separately with the Commission.

               (2) The Producer Royalty will not be payable until Company has recouped all Recording Costs attributable to the Masters under the Agreement. Such recoupment will be computed at your net royalty rate as reduced to reflect the deduction of all royalties payable to the subject producer(s) of Masters under this agreement. After such recoupment, the Producer Royalty will be computed retroactively and paid on all such records from the first record sold.

     7. Accountings.

          A. Royalties payable to you hereunder will be accrued and calculated semiannually and paid, less all advances and any other charges incurred during the accounting period in question by September 30 for the semiannual period ending June 30 and by March 31 for the semiannual period ending December 31. Company shall have the right, however, to establish reasonable reserves for returns and exchanges (said reserves not to exceed 35% of units shipped, exclusive of free goods). Such reserves shall be fully and equally liquidated over the four (4) accounting periods subsequent to that in which the reserve is taken.

          B. Royalty payments hereunder shall be accompanied by a statement in accordance with Company's regular accounting practices. Each statement shall become conclusively binding on you, unless you shall advise Company in writing of the specific basis of your objection within three (3) years after the date Company mails such statements. No action, suit or proceeding shall be against Company unless commenced against Company in a court of competent jurisdiction within one (1) year after Company disallows in writing your specific written objection. Company shall have no obligation to furnish statements after the expiration of Term except in connection with royalties payable hereunder or at your specific requests. Royalties accruing to your credit hereunder shall be less whatever taxes the laws of any applicable jurisdiction require be withheld in connection with such royalties.

          C. You may, not more than once during any calendar year, but only once with respect to any statement rendered hereunder, audit Company's books and records for the purpose of determining the accuracy of statements rendered to you. You shall not be entitled to examine any manufacturing records or any other records which do not specifically report sales or other distribution of records or calculation of net receipts on which royalties are accruable to your credit hereunder. All audits shall be made during regular business hours upon thirty
(30) days' prior notice and shall be conducted on your behalf by an independent Certified Public Accountant or attorney. Each examination shall be made at your own expense at Company's regular place of business in the United States where the books and records are maintained. In the event that, at the time of your notice to Company of your intention to examine Company's books and records, the certified public accountant designated by you is engaged in an outstanding examination of Company's books and records on behalf of another person, only the period of time for commencement of an examination of Company's books and records with respect to the statement as specified in this paragraph shall be extended by the number of days such certified public accountant is unavailable to you due to such engagement, but in no event longer than six (6) months.

     8. Mechanical Royalties.

          A. As used herein:

               (1) "Controlled Composition" means that portion of a work which is written by you and/or a producer of Masters hereunder ("Producer") or a work which is owned or controlled by you and/or Producer or a work in which you and/or Producer have (has) a direct or indirect interest in the income to be derived therefrom or from the copyright thereof, whichever is greatest.

               (2) "Statutory Rate" means, with respect to each musical work recorded and embodied in a Master hereunder, the minimum fixed (without regard to playing time) mechanical royalty rate in effect pursuant to the United States Copyright Act or the Canadian Copyright Act or the generally accepted rate negotiated by record companies and music publishers in Canada (as the context so requires) at the date of first release of the Master in question and with respect to Masters embodied in Greatest Hits LPs ("Greatest Hits Master"), the date of release of the Greatest Hits LP embodying the Greatest Hits Master in question.

          B. (1) Company shall be responsible for the payment of mechanical royalties directly to the copyright proprietors of the musical works embodied on the Master Recordings hereunder. You agree to assist Company in entering into mechanical licenses with such copyright proprietors, which licenses shall be consistent with the terms and conditions hereof but which shall otherwise be in the general form utilized by the Harry Fox Agency, Inc., or in the form otherwise acceptable to Company.

               (2) You warrant, represent and agree that Company shall receive, with respect to all works embodied in all Masters hereunder, "first use" mechanical licenses, as such term is understood in the record industry, on terms no less favorable than those contained in the then-current standard mechanical license form issued by The Harry Fox Agency.

          C. With respect to Controlled Compositions licensed hereunder for the United States, Company shall render quarterly statements and payments therefor of all mechanical copyright royalties payable as set forth herein, within sixty
(60) days after the end of the applicable calendar quarters ending in March, June, September and December (in accordance with Company's regular accounting practices), for each quarter for which such royalties accrue pursuant to the terms hereof. Company shall have the right to withhold a portion of such royalties as a reasonable reserve for returns and exchanges, not to exceed thirty-five percent (35%) of such royalties. Such reserves shall be fully and equally liquidated over the four (4) accounting periods subsequent to that in which the reserve is taken. The provisions of subparagraphs 7B and C above shall be applicable to accountings rendered pursuant to this subparagraph 8C.

            D. You agree to cause each Controlled Composition recorded hereunder to be licensed to Company, for the United States and Canada, at the following rates:

                 (1) With respect to Records sold in the United States or Canada
* through normal retail channels on Company's "top price line": XXXXXX of the Statutory Rate, increasing prospectively on an album-by-album basis if and when the LP in question attains top-line net sales through normal retail channels in excess of the following:

                 Sales                      Rate
                 -----                      ----

*                XXXXX                     XXXXX
*                XXXXX                     XXXXX

                 (2) With respect to all other Records: one- half (1/2) of the Statutory Rate.

            E. Without limiting the foregoing, it is agreed that the maximum copyright royalty which Company shall be required to pay in respect of a Record embodying Master Recordings recorded hereunder shall be the aggregate of (1) the number of Controlled Compositions on such Record times the applicable rate described in subparagraph 8D above, and (2) the number of works on such Record which are not Controlled Compositions times the minimum statutory rate as determined in accordance with then-current variance applied by The Harry Fox Agency; provided, however, that unless Company solely of its own accord and without your consent embodies more than ten (10) Masters on an LP, two (2) Masters on a single, or five (5) Masters on an EP, in no event shall the aforesaid maximum copyright royalty exceed an overall limit of (i) ten (10) times the statutory rate as determined in accordance with the then-current variance applied by The Harry Fox Agency for an LP, (ii) two (2) times the statutory rate as determined in accordance with the then-current variance applied by The Harry Fox Agency for a Singles Record, or (iii) five
  (5) times the statutory rate as determined in accordance with the then-current variance applied by The Harry Fox Agency for an EP. Notwithstanding the foregoing, if any LP attains top-line net sales through normal retail channels in excess of 250,000 units or 500,000 units, the following maximum copyright royalty limits shall apply:

                 Sales                       Maximum
                 -----                       -------

* - Confidential portions omitted and filed separately with the Commission.

                 250,000 units               11 times statutory rate
                 500,000 units               12 times statutory rate

          F. No mechanical royalty whatsoever shall be payable with respect to Controlled Compositions for (1) Records cut out of the Company catalog and sold as discontinued merchandise or Records sold as "scrap," "overstock" or "surplus"; (2) any work which is non-musical; (3) Records distributed by Company which are not "records sold" as defined in paragraph 21 below; provided, however, that Company shall pay mechanical royalties on fifty percent (50%) of records distributed by Company pursuant to paragraph 1D(3) of Exhibit A hereunder; (4) any work which consists of an arrangement of a work in the public domain; or (5) any more than one use of any work on a particular Record, except that if any such Controlled Composition referred to in this subparagraph has a new title, substantially different lyrics or a substantial addition of melodic material, then the mechanical royalty rate for such Controlled Composition shall be determined by multiplying the applicable mechanical royalty with respect to such Controlled Composition by that percentage which is used by the applicable performing rights society (ASCAP or BMI) in determining the credits to be given the publisher of such Controlled Composition for public performances thereof and further provided that you shall furnish Company with a copy of a letter or other satisfactory evidence from the appropriate performing rights society setting forth the said percentage. In the event you shall fail to provide Company with such letter or satisfactory evidence of the percentage as aforesaid, then Company shall not be obligated to pay any mechanical royalty whatsoever with respect to such arranged material.

          G. Without limiting Company's rights, if for any reason Company is required to pay any mechanical royalties in excess of the limits specified in this paragraph 8, you shall promptly reimburse Company for the excess or Company shall have the right, in addition to any other remedies available to it, to deduct such excess from any sums otherwise payable to you hereunder (including, without limitation, mechanical royalties).

          H. Company is hereby granted the right to reprint the lyrics of Controlled Compositions on the jackets, sleeves or other packaging of Records derived from Masters hereunder. Company shall provide appropriate copyright notices and writer and publisher credits with respect to such reprinted lyrics.

          I. Any assignment or other disposition of the rights in any Controlled Composition shall be specifically made subject to Company's rights hereunder.

     9. Name, Voice, Likeness and Biography.

     You hereby grant to Company the exclusive right during the Term, and the nonexclusive right thereafter, to use and to authorize other persons to use your name (including any professional name), facsimile signature, voice, approved likeness, and approved biographical material for purposes of advertising, promotion and trade in connection with the making and exploitation of the Masters and records hereunder and in connection with Company's institutional advertising. You acknowledge that in connection with the approval of likenesses and biographical materials, time is of the essence and you will reply within ten (10) business days from your receipt of each such request for approval. If you fail to reply within that time period, Company shall have the right to select and use such likenesses and biographical materials as it determines in its sole discretion. You acknowledge that any and all album or packaging artwork, logos, designs, trademarks and photographs created by Company shall be exclusively and perpetually Company's property, free of any claim whatsoever by you and/or any person deriving any rights from you. Company will secure your approval (which shall not be unreasonably withheld) regarding the proposed artwork and cover layout for each LP released hereunder and pay all costs of preparing such artwork up to a maximum of $9,000.00 per album, provided that all artwork costs in excess thereof resulting from special artwork requested by you shall be recoupable from monies (other than mechanicals) otherwise payable to you under this agreement unless specifically agreed to by Company.

     10. Re-recording Restrictions.

     For a period of five (5) years following the delivery of any musical composition embodied in a Master hereunder or two (2) years following the expiration of the Term (one [1] year following the expiration of the Term with respect to musical compositions which are as yet unreleased), whichever shall expire later (the "Restriction Period"), you shall not, for the purpose of making and/or exploiting master recordings or records, perform for any person other than Company such musical composition recorded hereunder.

     11. Marketing Restrictions.

     During the term of this agreement, with respect to audio records manufactured for sale in the United States, Company will not, without your consent:

          A. couple during any 1-year period more than two (2) Masters made hereunder on any disc record with recordings not embodying your performances, except promotional records, consumer compilation records (e.g., personics), sampler-type records, and programs for use on public transportation carriers and facilities;

          B. allow any album to be sold as "mid-line" product less than the earlier of nine (9) months after its release or three (3) months after the album is no longer in the Top 50 of any Billboard chart, provided if the album does not appear in the

Billboard chart for the first six (6) months after release, then thereafter it may be sold at mid-line prices; allow any album to be sold as "budget" product less than the earlier of twelve (12) months after its release or three (3) months after said album no longer appears in the Top 50 of any Billboard chart, provided if the album does not appear in the Billboard chart for the first nine
(9) months after release, then thereafter it may be sold at budget prices; allow any album to be sold as "cutout" product less than the earlier of twelve (12) months after its release or three (3) months after said album no longer appears in the Top 50 of any Billboard chart, provided if the album does not appear in the Billboard chart for the first nine (9) months after release, then it may be sold at cutout prices;

          C. during or after the term use Masters made under this agreement on premium records to promote the sale of any product or service other than records;

          D. during and after the term, release out-takes, i.e., Masters recorded in connection with an LP project but not included on the record or other records derived therefrom;

          E. during or after the term shall not license Masters for use in any NC-17 or X-rated films, commercial advertisements or advertisements related to any political or religious causes.

     12. Your Relationship to Company.

          A. In performing your services and obligations hereunder you shall be deemed to be an independent contractor, and nothing herein contained shall in any way constitute you Company's agent or employee.

          B. You shall cooperate fully with Company in connection with any controversy or litigation which involves Company's rights under this agreement and with Company's promotional and publicity efforts involving you and your recordings hereunder, including appearances for press interviews and photographs. Subject to your prior approval, not to be unreasonably withheld, Company shall also have the right to record your personal appearances visually on film, tape or other devices, subject to the provisions of any applicable collective bargaining agreement to which Company is a party, for use in promoting records embodying your performances, but not in connection with any commercial use thereof.

     13. Company's Rights and Remedies.

          A. Your services are of special, unique, unusual and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages in an action at law. Inasmuch as any breach of this agree-ment with respect to such services would cause Company irreparable damage, Company shall be entitled to seek injunctive and other equitable relief, in addition to whatever legal remedies are available to Company, to prevent or cure any such breach or threatened breach.

          B. If, for any reason other than Company's hindrance without cause, you materially breach this agreement, including, without limitation, your failure to perform any of your material obligations hereunder, then, without limiting Company's rights, Company may, at its election, by written notice to you, suspend its obligations to you during the duration of such failure if such breach is not cured within thirty (30) days of its written notice. Notwithstanding the foregoing, no cure period shall apply to breach of the exclusivity and timely delivery terms and provisions of this agreement. During any such suspension (or within thirty [30] days after the end thereof), Company shall have the right to terminate the Term by written notice to you. In the event Company exercises such right of termination, all of Company's obligations to you under this agreement (with the exception of Company's obligation to pay royalties with respect to Masters exploited hereunder) shall be extinguished without affecting Company's rights which would have survived the Term and any rights Company may have had by reason of your failure to perform. For the purposes of this subparagraph, your failure to perform will include, but will not be limited to, any incapacity preventing you from fully performing in accordance with the terms of this agreement by reason of illness, accident, disfigurement, impairment of voice or mental or physical disability or a material change in your facial or physical appearance or voice from that which existed on the date of execution of this agreement. Without limiting the generality of the foregoing, if, through no fault of Company, and for a reason other than force majeure, Company is prevented from or materially hampered in its ability to release or exploit records hereunder, Company shall have the right by written notice to you to extend the expiration of the then applicable Contract Period for a period of time equal to the period during which Company is so prevented or hampered, not to exceed six (6) months.

          C. Except as otherwise specifically provided herein, the rights and remedies of each party to this agreement are not to the exclusion of each other or of any other rights or remedies of each respective party; each party may exercise or decline to exercise any one or more of its rights and remedies as it may deem fit, without jeopardizing any of its other rights and remedies; and all of each party's rights and remedies in connection with this agreement shall survive the expiration of the Term.

          D. During the term hereof, Company shall have the right, at its sole expense, to purchase one or more insurance policies covering your life and/or any disability suffered by you due to accident or sickness. Company shall be the named owner and beneficiary of such policy or policies. You agree to make yourself reasonably available for any medical examinations required in connection with the purchase of any such policies, and you will perform any other acts reasonably necessary in order for Company to obtain such policies. You may, at your discretion and expense, have your personal physician present at any such medical examinations. If Company is unable to place such life and/or disability insurance with an insurance company, then lack of insurability shall not constitute a breach of this agreement hereunder.

     14 Force Majeure. If by reason of act of God or force majeure, such as war, fire, earthquake, strike, lockout, labor controversy, civil commotion, acts of any government, its agencies or officers or any order, regulation or ruling thereof, or action by any labor union or association of artists, musicians, composers, employees or employers affecting Company or the record industry, or the unavailability of or delays in the delivery of materials and supplies, or similar or dissimilar matters beyond Company's control, Company is prevented from or materially hampered in the recording, manufacture, distribution or sale of records, Company shall have the right, by written notice to you and without liability, to suspend Company's obligations hereunder and expiration of the applicable Contract Period for the greater of six (6) months or such period of time equal to the period of such suspension if such force majeure affects the majority of the record industry. However, during any such suspension, Company shall be obligated to continue to pay royalties to you pursuant to this agreement unless the cause of such suspension shall affect Company's ability to make such payments.

     15. Audiovisual Works.

          A. As used herein:

               (1) "Video" means an audiovisual work embodying a recording of one (1) or more musical works in synchronization with a visual rendition of your performances and/or other performances and/or images.

               (2) "Videogram" means a material object, including, without limitation, tape, disc or film, embodying a Video or a compilation, collective work or derivative work which embodies a Video together with other Video(s) and/or other work(s) intended for home use, including, without limitation, videocassettes and videodiscs.

               (3) "Exhibition Copy" means a copy of a Video in any material form including, without limitation, tape, disc or film, intended for non-home use, including, without limitation, all video jukebox, television, theatrical and non-theatrical distribution.

               (4) "Production Costs" means all costs
incurred or expended in connection with the production and delivery of the final master tape or film of Videos, including, without limitation, flat fee payments to the publishers of musical works; unreimbursed costs and expenses incurred in the duplication and delivery of copies of Videos (including, without limitation, Exhibition Copies) for licensees; and all other costs and expenses (excluding Company's overhead costs and services of Company employees) incurred with respect to Videos.

          B. From time to time during the Term, if Company shall so request and subject to your reasonable prior professional commitments, you shall perform at sessions for the purpose of embodying your performances on Videos. Your performances under this subparagraph shall not fulfill any part of the Recording Commitment for any Contract Period. Company will produce a minimum of one (1) Video in connection with the release of each LP in fulfillment of your Recording Commitment, provided that Videos continue to be a primary marketing tool in the recording industry for the selling of country LPs.

          C. If Company requests your performances pursuant hereto for the production of Videos, the following shall be applicable:

               (1) The material to be embodied in each Video; the concept for each Video; the creative aspects of the production of each Video, including, but not limited to, preparation of the script and "storyboard"; and the date(s) and locations(s) for the shooting of each Video shall be mutually approved by Company and you.

               (2) The producer and director of each video shall be mutually approved by you and Company. Company shall engage the producer, director and other production personnel for each video and shall be responsible for the production costs of each video in an amount not in excess of a budget to be established in advance by mutual agreement of Company and you.

               (3) You shall fully cooperate with the video producer, the director and all other production personnel in the production of each Video. If, for any reason other than Company's refusal without cause to allow you to perform and other than a force majeure event or other reason beyond your reasonable control, you shall fail to fulfill any obligations hereunder with respect to any Video, then, without limitation of Company's rights, you shall be responsible for the payment of all costs incurred in connection with such failure. In the event that Company shall pay any costs for which you are responsible pursuant to the foregoing, you shall promptly reimburse Company therefore or Company shall have the right, without limiting its other rights, to deduct same from any other sums otherwise payable to you hereunder (including, without limitation, mechanical royalties).

          D. (1) You agree that each Controlled Composition embodied in Videos will be licensed to Company, effective as of the commencement of production of the Video embodying each such Controlled Composition, for synchronization and other uses on a nonexclusive, worldwide and perpetual basis:

               (a) free of charge or royalty, for the purpose of reproducing such Controlled Composition in Videos and Exhibition Copies and exhibiting, duplicating, manufacturing and distributing copies of such Videos and Exhibition Copies for all purposes, except as set forth in subparagraph 15D(1)(b) below; and

               (b) with respect to Videograms manufactured by Company and sold and not returned or leased or rented by Company, for a royalty in an amount equal to that proportion of four percent (4%) of the published wholesale price to subdistributors as of the commencement of the accounting period concerned of each such Videogram sold, leased or rented by Company which the aggregate playing time of Controlled Compositions embodied in any such Videogram bears to the total playing time of such Videogram, but in no event more than the Statutory Rate (as such term is hereinabove defined) with respect to each such Controlled Composition; and

               (c) with respect to Videograms licensed by Company to others (including without limitation entities affiliated with Company), or the exploitation of Exhibition Copies, that proportion of fifteen percent (15%) of Company's net receipts with respect thereto that the aggregate playing time of Controlled Compositions embodied in such Videogram or Exhibition Copy bears to the playing time of such Videogram or Exhibition Copy. As used in the foregoing sentence, "net receipts" shall mean Company's gross receipts less actual shipping charges and sales or similar taxes and, in the case of Exhibition Copies, less twelve and one-half percent (12-1/2%) of those monies as a distribution fee.

               (2) Without limiting Company's rights, if, for any reason, Company is required to pay to the publishers of Controlled Compositions any sums in excess of the limits set forth in subparagraph 15D above, you shall promptly reimburse Company for the excess and Company shall have the right, without limiting its other rights, to deduct such excess from any other royalties, excluding mechanicals, otherwise payable to you hereunder.

          E. Each Video, including, but not limited to, all copyrights of any nature whatsoever in and to each Video and each element or component part thereof, excepting only the copyrights in the underlying musical works, shall be the sole, exclusive and perpetual property of Company, free of any claim by you, or by any Person deriving any rights from you. Company, its affiliates, subsidiaries, licensees and assigns shall have the sole, exclusive and perpetual right to: (1) exhibit, duplicate, manufacture, distribute and exploit by sale, lease, license rental or any other manner each Video (or any portion(s) thereof) and copies thereof for such purposes, at such times and places, and in any and all media and manner, including, but not limited to, "free," "pay," "public," "cable" and "subscription" television, theatrical and non-theatrical distribution, as shall be determined by Company, (2) manufacture and distribute Videograms and Exhibition Copies, and (3) allow others to exercise any or all of the aforesaid rights. Company shall have the right to cut and edit each Video (if necessary) for the exploitation of such Video in different media.

          F. You agree that during the Term, and (with respect to material recorded hereunder) during the Restriction Period, you shall not render and shall not have the right to render any performance (excluding solely non-musical dramatic performances) for any Person other than Company in connection with the creation and/or exploitation of Videos. You shall not have the right (and you shall not have the right to authorize, permit or grant to any Person other than Company the right) to manufacture and/or distribute Videograms embodying such performances. During the term of this agreement, you may perform compositions for televised broadcasts, provided that neither such performance nor any recording thereof shall be used directly or indirectly for the purpose of making phonorecords or any other device intended for home use, including, but not limited to, audiovisual recordings.

       16. Union Agreement. You warrant and represent that you are (or shall become) and shall remain a member in good standing of any union with which Company is party to a collective bargaining agreement so long as your services hereunder are within the scope of such agreement.

       17. Promotion of Records. Any promotional efforts or expenditures made by you or any third party on your behalf in connection with any records hereunder shall be in accordance with applicable legal standards, including Sections 317 and 507 of the Communications Act of 1934, as amended. In the event you are in breach of the preceding sentence, Company may, without limiting its rights, terminate the Term by notice to you.

* XXXXXX percent of all sums expended by Company in connection with the independent promotion of records hereunder shall be deemed advances to you, recoupable from any sums (other than mechanical royalties) otherwise
* payable to you hereunder up to a maximum amount of XXXXXX per "single" and
* XXXXXXX per LP.

       18. Warranties and Representations; Indemnity.

              A. You hereby warrant and represent that:

                     (1) You are possessed of the full right to enter into this agreement, that you are and shall at all times remain possessed of all rights necessary for you to completely fulfill all of your obligations hereunder, and that your entering

* - Confidential portions omitted and filed separately with the Commission.

into this agreement and fulfilling such obligations does not and shall not infringe upon the rights of any Person whatsoever.

            (2) None of the Masters hereunder nor the performances embodied therein, nor any other Materials (for the purpose of this paragraph only, as hereinafter defined) nor any authorized use thereof by Company or its affiliates or licensees will violate or infringe upon the rights of any third party. As used herein, "Materials" means your name, all Controlled Compositions, and all other musical, dramatic, artistic and literary materials, ideas and other intellectual properties furnished or selected by you or Producer and contained in or used in connection with Masters hereunder or the packaging, sale, distribution, advertising, publicity or other exploitation thereof, except noncontrolled compositions.

      B. You hereby indemnify Company and hold Company harmless against any and all losses and damages (including reasonable attorneys' fees) arising out of or connected with any breach or alleged breach by you of any of your warranties, representations, or covenants herein which is reduced to final judgments or settled with your consent, not to be unreasonably withheld. You shall pay Company on demand any sums for which you are liable hereunder, and if you fail to do so, Company shall have the right to charge such sums against and/or deduct such sums from any and all sums accruing to your credit hereunder or becoming payable hereunder. Without limiting the generality of the foregoing, if any claim, action or proceeding is made or brought against Company which is inconsistent with any of your warranties or representations then (1) Company shall give you prompt notice thereof and you shall have the right to participate in the defense thereof at your expense, and (2) Company shall have the right to withhold and reserve, from any sums whatsoever otherwise payable to you hereunder (including mechanical royalties if any claim, action or proceeding is made or brought against Company which is inconsistent with any of your warranties or representations solely with respect to controlled Compositions), sums reasonably sufficient to secure Company for your liabilities hereunder. If such amount so withheld by Company exceeds the sum of Five Thousand Dollars ($5,000.00), Company will place such amount in an interest-bearing account. Notwithstanding the foregoing, Company shall not withhold any monies as aforesaid if you post a bond which has been reasonably approved by Company in all respects (i.e., form, amount, duration, surety, etc.). If an action or proceeding is not commenced and, in the judgment of Company's attorneys, will not be commenced within twelve (12) months after Company receives written notice of a claim in respect of which Company has withheld monies in accordance with the terms hereof, Company will release any such previously withheld monies to you upon my written request.

     19. Miscellaneous.

          A. This agreement sets forth the entire understanding between you and Company with respect to its subject matter, and no modification of this agreement shall be binding upon you or Company unless confirmed by a written instrument signed by you and Company. No waiver of any provision of or default under this agreement shall affect either party's right thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar. This agreement shall be construed under the internal laws of the state of Tennessee applicable to agreements to be performed wholly therein and both parties agree that the state and federal courts located in Davidson County, Tennessee shall have exclusive jurisdiction over any controversies arising out of this agreement.

          B. If any part of this agreement shall be determined to be invalid or unenforceable by a court or other legally constituted body of competent jurisdiction, the remainder of this agreement shall remain in full force and effect, provided that the part of this agreement thus invalidated or declared unenforceable is not essential to the intended operation of this agreement.

          C. You shall not have the right to assign this agreement or any of your rights hereunder, except the right to receive royalties or other sums. Company may, at its election, assign this agreement, the Masters or any of its rights hereunder to any parent company, subsidiary or affiliate of Company or any person or entity acquiring all or a substantial portion of the assets of Company.

          D. The captions preceding the text of the various provisions of this agreement are inserted solely for reference and shall not constitute a part of this agreement nor affect its meaning, construction or effect.

     20. Notices. All notices from one party to the other hereunder will, unless herein indicated to the contrary, be addressed to the addresses of the parties set forth on the first page hereof or to such other address as the addressee may designate in writing. Courtesy copies of notices shall be sent as follows:

If to Company, to:          Robin Mitchell Joyce, Esquire
                            Wyatt, Tarrant and Combs
                            29 Music Square East
                            Nashville, Tennessee 37203

If to you, to:              Malcolm L. Mimms, Jr., Esquire
                            Loeb & Loeb
                            45 Music Square West
                            Nashville, Tennessee 37203

Any notice shall be sent either by certified or registered mail, return receipt requested, or by personal delivery, or by overnight express courier and shall be deemed served when same is deposited in the United States Mail or with any overnight express courier addressed as aforesaid or personally delivered, charges prepaid, as the case may be. Notices of change of address, however, shall be effective only upon the date of receipt.

     21. Definitions.

          A. "Master recording" means the original material object in which sounds, with or without visual images, are fixed by any method now known or later developed and from which sounds, with or without visual images, can be perceived, reproduced or otherwise communicated, either directly or with the aid of a machine, device or process.

          B. "Record" and "recording" mean any reproduction of a master recording in any form now known or later developed in which sounds, with or without visual images, are fixed by any method now known or later developed, and from which sounds, with or without visual images, can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine, device or process, and include the object in which sounds, with or without visual images, are fixed, including, but not limited to, disc records, soundtracks, film, tape, tape cartridges and cassettes.

          C. "Material" means any work or series of musical, instrumental, spoken or other sounds, in combination or otherwise, capable of fixation on a record, whether dramatic, literary, musical or otherwise, and whether performed vocally, instrumentally or otherwise, or in combination thereof.

          D. "Side" means one (1) continuous performance of material, not exceeding six (6) minutes of playing time.

          E. "Delivery" as used with respect to the Masters means the thorough and complete performance by you of all of your obligations hereunder with respect to such Masters; the thorough and complete performance by the Producer of all of his/her obligations with respect to such Masters; and the approval by Company of such Masters.

          F. "Singles record" means one (1) 7-inch 45 r.p.m. record (or the tape or other equivalent thereof) or one (1) 12-inch 33-1/3 r.p.m. record (or the tape or other equivalent thereof) containing not more than four (4) sides thereon.

          G. "Mini-LP" means one (1) 12-inch 33-1/3 r.p.m. record (or the tape or other equivalent thereof) containing not less than five (5) nor more than seven (7) sides thereon and totalling not less than twenty-two (22) minutes of playing time (unless Company, in its discretion, agrees in writing that fewer than twenty-two (22) minutes of playing time for a particular mini-LP is acceptable).

            H. "LP" or "album" means one (1) 12-inch 33-1/3 r.p.m. record (or the tape or other equivalent thereof) containing not less than nine (9) nor more than fourteen (14) sides thereon and totalling not less than thirty-five
  (35) minutes of playing time (unless Company, in its discretion, agrees in writing that fewer than thirty-five (35) minutes of playing time for a particular LP is acceptable).

            I. "Compact Disc" means a one hundred twenty millimeter (120mm) diameter (or such other size) disc record primarily reproducing sound, the signals of which are read from such disc by means of a laser beam.

            J. "Multiple Album" means one (1) or more LPs packaged together by Company for marketing as a single unit.

* K. "Records sold," "record sales" and "sales" mean XXXXXXXXX percent of those records shipped by Company or under its authority hereunder for which Company is paid and which are neither returned to nor exchanged by Company. For the purpose of this subparagraph:

                  (1) If records are shipped subject to a discount or merchandise plan, the number of such records deemed to have been shipped shall be determined by reducing the number of records shipped by the percentage of discount granted.

                  (3) If a discount is granted in the form of "free" or "bonus" records, such "free" or "bonus" records shall not be deemed included in the number of records sold.

            L. If a discount is granted in the form of "free" or "bonus" records, such "free" or "bonus" records shall not be deemed included in the number of records sold.

            M. "Person" and "party" mean any individual, corporation, partnership, association or other organized group or combination of any or all of the foregoing and their legal successors or representatives.

            N. "Recording costs" shall refer to all direct costs incurred in the production of Masters (with the exception of cutting the final lacquer master), including, without limitation, all sums paid to the individual producer(s), musicians, vocalists, conductor, arrangers, orchestrators, copyists and engineers; transportation costs, hotel, living expenses and per diems incurred in connection with the attendance of artists, the individual producer(s), musicians and other essential personnel at recording sessions and the preparation therefor; payments to a union or guild trustee or fund based on services at recording sessions (and not

* - Confidential portions omitted and filed separately with the Commission.

based on sales of records hereunder); payments for studio or rehearsal hall rental; payments for tape, editing, mastering, mixing and other similar functions; reference dubs; equalizing time; and all other costs and expenses incurred hereunder, which are now or hereafter generally recognized as recording and mastering costs in the phonograph record industry.

          O. "Sales through normal retail channels" means all sales of records referred to in paragraphs 1A and 1C(8) of Exhibit A attached hereto.

     22. Merchandising. If, at any time during the term of this agreement (and each time any third-party merchandising agreement that you may enter into or have entered into expires), you desire to grant to a third party the right to manufacture and sell products that embody your name and/or likeness (such rights being herein referred to as "Merchandising Rights"), then prior to commencing negotiations with such third party with respect to such Merchandising rights, you shall notify Company thereof. In the event that Company or one of its affiliates is actively engaged in the business of merchandising at such time and has the ability to offer services and standards comparable with those of other merchandising companies employed by artists of similar stature, Company and you shall promptly begin good faith negotiations regarding the material terms and conditions of an agreement relating to such Merchandising Rights (a "Merchandising Agreement"). If, after such good faith negotiations, Company and you are unable to agree on the material terms of such Merchandising Agreement, then you shall have the right to enter into a Merchandising Agreement with any other party with respect to such Merchandising Rights provided that such third party Merchandising Agreement does not contain any material terms less favorable than those offered by Company.

     By mutual written approval of the parties hereto in each instance which may be withheld for any reason), Company and its licensees shall have the exclusive right and may grant others the right to reproduce album and packaging artwork and adaptations thereof, graphic and photographic materials used for marketing or publicity of LPs hereunder, and any and all other designs, logos, trademarks, or other materials owned or controlled by Company on merchandise of any kind; provided, however, if Company receives any payment for any use of your name or likeness in connection with merchandise other than records ("Merchandise Uses"), your royalty account will be credited with fifty percent (50%) of Company's net receipts from those Merchandise Uses. As used hereunder, "net receipts" shall mean gross receipts after deduction of any direct expenses actually incurred by Company in connection with Merchandise Uses and a fifteen percent (15%) distribution fee.

     23. Unreleased Recordings. Upon expiration or termination of this agreement, you may purchase any LP Masters delivered but unreleased by paying to Company, within ninety (90) days of the effective expiration or termination date, a sum equal to one hundred percent (100%) of the Recording Costs paid or payable by Company with respect thereto, assuming all of Company's duties and obligations with respect to such LP Masters and executing such documents as Company may reasonably request in connection with such purchase.

     24. Legal Counsel. YOU STIPULATE AND ACKNOWLEDGE THAT YOU HAVE BEEN REPRESENTED BY AND HAVE RELIED UPON INDEPENDENT LEGAL COUNSEL OF YOUR OWN CHOOSING IN THE NEGOTIATION OF THIS AGREEMENT OR THAT YOU HAVE KNOWINGLY AND VOLUNTARILY WAIVED YOUR RIGHT TO DO SO.

     If the foregoing accurately reflects your and our agreement as you understand it, please indicate your acceptance where indicated below.

                                Sincerely yours,

                                VERITAS MUSIC ENTERTAINMENT

ACCEPTED AND AGREED TO:

                                By:  /s/ Roy W. Wunsch
                                   ----------------------------------------
                                         An Authorized Signatory

    /s/ Gretchen Peters
-----------------------------
GRETCHEN PETERS

Social Security #
                 -------------

                                    EXHIBIT A

                               Royalty Provisions

       The following provisions constitute an integral part of the agreement between VERITAS MUSIC ENTERTAINMENT ("Company") and GRETCHEN PETERS ("you," "your," etc.) dated as of December 31, 1995 (the "Agreement").

       1. Company agrees to pay to you an all-in royalty (which shall be inclusive of any and all royalties payable to any producers or remixers of
* Masters) based on XXXXXXXX percent of the net sales of phonograph records embodying Masters, computed on the suggested retail list price ("SRLP") of such records (except as otherwise provided herein) as follows:

              A. (1) With respect to sales of the following LPs through normal retail channels in the United States ("USNRC"), a royalty at the following rates (the "Base Album Royalty Rate"):

                 ---------------------Units------------------------

* LP       XXXX           XXXX           XXXX            XXXX             XXXX

* 1-2        XX           XX             XX              XX               XX
* 3          XX           XX             XX              XX               XX
* 4          XX           XX             XX              XX               XX
* 5          XX           XX             XX              XX               XX
* 6          XX           XX             XX              XX               XX

                     (2) With respect to records sold through USNRC in the form
* of singles records and mini-LPs, for LP 1-3 a royalty at the rate of XXXXX
* percent and for LPs 4-6 a royalty at the rate of XXXXXX percent (the "Base Singles Royalty Rate").

              B. With respect to records sold outside of the United States, a royalty at the following percentages of the applicable base rate set forth in paragraph 1A above:

*                   Canada                             XXX
                    United Kingdom, Germany,
                      Australia, New Zealand
*                     and EEC territories              XXX
*                   France and Japan                   XXX
*                   All other territories              XXX

              Such royalties shall, at Company's election, be based upon the suggested retail price of such records in either the country of manufacture or the country of sale (exclusive of all

* - Confidential portions omitted and filed separately with the Commission.

  taxes, duties, and amounts allocated by Company to containers or packaging) and shall be computed in the national currency of such country. You shall be paid at the same rate of exchange as Company is paid; provided, however, that royalties on such sales shall not be due and payable until payment therefor has been received by Company in the United States of America. Company may elect to accept payment of royalties in a foreign currency, and, in such case, Company may elect to deposit to your credit in a depository selected by Company (and at your expense) any payments in such foreign currency received as royalties applicable to this agreement and will notify you thereof promptly. Deposit in accordance with the foregoing provisions shall fulfill Company's obligations under this agreement as to record sales to which such royalty payments are applicable. Except as otherwise specified, only records for which payment is received by Company in the United States shall be deemed sold. The royalties in this paragraph 1B shall be without regard to escalations.

              C. Notwithstanding any of the foregoing:

                     (1) the royalty rate on records sold in the United States through any direct mail or mail order distribution method, including, without limitation, record club distribution (Company shall use its best efforts in
* the negotiation of agreements with record club licenses to have at least XXXXX percent of records distributed through record clubs deemed royalty bearing
* units), shall be at the rate of XXXXXX of the royalty provided for in paragraph 1A above based upon the net price actually charged to the club members or direct mail purchasers, and the royalty rate on records sold outside the United States through any such direct mail distribution shall be one-half (1/2) of the royalty rate provided for in paragraph 1B above based upon the net price actually charged to the club members or direct mail purchasers;

                     (2) the royalty rate in respect of records sold on a "price line" or "list category" which is lower than Company's top "price line" or
* highest "list category" shall be XXXXX of the otherwise applicable royalty rate as calculated in accordance with the foregoing provisions with respect to
* "Mid-Line Records" and XXXXXX of the otherwise applicable royalty rate as calculated in accordance with the foregoing provisions with respect to "Budget-Line Records". As used herein, Mid-Line Records shall mean a record bearing a retail sales price in excess of sixty-five percent (65%) and equal to or less than eighty percent (80%) of the highest retail sales price of top-line records of the same type and in the same configuration in the territory concerned. As used herein, Budget-Line Records shall mean a record bearing a retail sales price in excess of fifty percent (50%) and equal to or less than sixty-five percent (65%) of the highest retail sales price of top-line records of the same type and in the same configuration in the territory concerned.

* - Confidential portions omitted and filed separately with the Commission.

                     (3) the royalty rate in respect of records sold for use as premiums or in connection with the sale, advertising or promotion of any other
* product or service shall be XXXXX of the otherwise applicable royalty rate as calculated in accordance with the foregoing provisions and shall be based upon the price received by Company for such records as to those sold by Company, and as to those sold by Company's licensees, upon the lesser of (a) the average applicable selling price actually charged for such records from time to time to distributors in each country which are selling such records or (b) the price utilized by Company's licensees in accounting to Company;

                     (4) the royalty rate in respect of records sold to the United States government, its subdivisions, departments or agencies, (including records sold for re-sale through military facilities shall be three-fourths [3/4]), and in respect of records sold to educational
* institutions or libraries, shall be XXXXXX of the otherwise applicable royalty rate as calculated in accordance with the foregoing provisions, except that royalties for each such category of records may be based on the average applicable retail selling price of records in such category only;

                     (5) the royalty rate in respect of the sale of compilation records embodying one (1) or more Masters licensed by Company or Company's licensees to others and distributed and sold other than through Company or Company's such licensee's normal distribution channels (such as, but not limited to compilation records sold primarily by means of concentrated
* broadcast advertising) shall be an amount equal XXXXX percent of any net royalty received by Company from such sales, less the amount accruable to the credit of the individual producer involved.

                     (6) the royalty rate in respect of Masters licensed by Company or Company's licensees for use in synchronization with motion picture or television soundtracks or other nonphonorecord uses not specifically mentioned or referred to elsewhere in this agreement shall be an amount equal
* to XXXXXX percent of the net sums received in respect of each such use, less the amount accruable to the credit of the individual producer, and such amount shall be the only royalty payable hereunder with respect to flat-fee use of the Masters; for purposes of this subparagraph, "net sums received" shall mean the gross amounts received by Company in connection with the subject matter hereof, less duplication costs and less Company's out-of-pocket costs and any amounts which Company is obligated to pay to third parties (such as, without limitation, mechanical copyright payments, AFM and other union fund payments); and

                     (7) the royalty rate in respect of records sold via television and/or radio advertisements through mail order or special retail outlets (such as "K-Tel" type packages), by licensees of Company, shall be
* XXXXXXX of the net receipts received

* - Confidential portions omitted and filed separately with the Commission.


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

  by the Company from its licensees, less the amount accruable to the credit of the individual producer. Notwithstanding the foregoing, in the event that Company shall sell records directly (and not through licensees) via television and/or radio advertisements through mail or phone order in the United States,
* the royalty rate with respect to such records sold shall be XXXXXXX of the otherwise applicable royalty rate as calculated in accordance with the foregoing provisions, but based on the actual selling price of said records less any taxes and shipping and handling charges included therein, and less any amounts reasonably allocated by Company to the price of any merchandise or other products not embodying Masters but which are included for said selling price.

                     (8) With respect to net sales of records in the form of Compact Discs, your royalty with respect to each such records shall be the following percentages of the rate specified in paragraph 1A, including escalations:

*                             LP 1                       XXX
*                             LP 2                       XXX
*                             LP 3 & 4                   XXX
*                             LP 5 & 6                  XXXX

                     With respect to new mediums (all configurations other than cassette, CD and vinyl), your royalty with respect to each such record shall
* be XXXXXXXX percent of the otherwise applicable royalty rate; provided, however, that Company shall renegotiate this royalty in good faith promptly following the period three (3) years after the introduction of each such new medium into the marketplace and shall continue to have the right to sell such new medium LPs at the current rate throughout the renegotiation period. In the event Company agrees to pay a majority of the other feature artists under contract to Company a royalty rate on new mediums which is higher than the royalty rate payable to you pursuant to this paragraph, your royalty rate for new mediums will be deemed automatically increased to such higher royalty rate, and all royalty calculations and payments to you hereunder for new mediums will be paid at such higher rate.

              D. Notwithstanding anything herein to the contrary, no royalties shall be payable in respect of:

                     (1) a reasonable number of records furnished on a no-charge basis or sold for less than fifty percent (50%) of Company's (or its licensee's) posted wholesale list price to disc jockeys, publishers, employees of Company (or its licensees), motion picture companies, radio and television stations, and other customary recipients of free, discounted or promotional records;

                     (2) records sold by Company (or its licensees) at close-out or cut-out prices or for scrap (i.e., scrap shall mean

* - Confidential portions omitted and filed separately with the Commission.

  a sale to a third party for purposes of utilizing the raw material of which the records are made), or at less than Company's (or its licensees') inventory cost;

                     (3) records (or fractions thereof) given away or shipped on a so-called "no-charge" or "freebie" basis or sold for fifty percent (50%) or less of Company's posted wholesale list price to distributors, subdistributors, dealers and others whether or not such records are intended for sale to third parties; provided, however, that records under this paragraph 1D(3) shall not exceed fifteen percent (15%) of the aggregate units of each LP shipped.

              E. Notwithstanding anything to the contrary contained herein, the following shall be excluded from the base against which the applicable royalty rate is to be applied:

                     (1) all sales, use, excise, transactional, V.A.T. and other similar taxes included in the retail or other applicable price of records;

                     (2) in the case of records sold in or with jackets, cartridges, cassettes, boxes, reels or other devices or containers, an amount
* equal to XXXXXXX percent of the SRLP for single-pocket albums, 7-inch single
* records in special sleeves, and 12-inch single records, XXXXXX percent thereof for multi-fold albums or albums with cardboard sleeves or special inserts or
* attachments and analog tape cassettes; and XXXXXXX percent thereof for records in the form of Compact Discs or new or any other configurations or Videos.

              F. The royalty rate payable to you hereunder with respect to phonograph records embodying Masters hereunder together with other master recordings shall be computed by multiplying the otherwise applicable royalty rate by a fraction, the numerator of which shall be the number of Masters recorded by you hereunder which are embodied thereon, and the denominator of which shall be the total number of royalty-bearing master recordings embodied thereon;

              G. Any monies payable to you hereunder with respect to any Master recorded hereunder by you jointly with any other artist or musician to whom Company is obligated to pay or credit a royalty in respect of such Master shall be computed by multiplying the otherwise applicable sums by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the sum of one (1) and the total number of such other artists (a group signed as a single artist to a recording contract with Company or other record label shall be deemed to be one artist for the purposes of this paragraph) or musicians whose performances are embodied thereon, and Company will negotiate with you in good

* - Confidential portions omitted and filed separately with the Commission.

  faith to determine the portion of recording costs which shall be attributable to such Master hereunder and which thus shall be recoupable from royalties otherwise payable to you;

              H. The royalty rate applicable to a given Master shall be the net rate specified for the Contract Period in which said Master was initially required to be recorded hereunder pursuant to the terms and provisions hereof; the royalty rate applicable to a "Greatest Hits" album shall be the highest rate achieved as of the release of such "Greatest Hits" album on a master-by-master basis;

* I. Company shall pay to you a royalty equal to XXXXXX of Company's net receipts, if any, which are specifically referable (in reports to Company) for United States public performances of Masters less any portion thereof which is payable by Company to producers with respect to such public performance; provided that if you receive payment in respect thereof from a third party, Company shall pay you such amount as shall provide you with a
* total (including the share from third parties) equal to XXXXXXX of the aggregate amount paid to Company, you and any individual producers.

       2. A. (1) For purposes of this paragraph 2 only, the account created by Company with respect to royalties accruing to your credit under paragraph 1 above shall be referred to as the "Audio Account."

                     (2) Company shall create a separate account with respect to revenues derived from the exploitation of and costs incurred in connection with the production of Videos (the "Video Account") and, except as provided in subparagraph 2B(1) below, the Video Account shall not be cross-collateralized with the Audio Account.

       B. (1) Company shall charge the Production Costs to the Video Account but, at its election, may at any time transfer and charge to the Audio Account up to fifty percent (50%) of such Production Costs and may recoup the transferred Production Costs from any and all royalties accruing to the Audio Account. If any Production Costs are recouped from royalties accruing to the Audio Account and are subsequently recouped from royalties accruing to the Video Account, the amount of such Production Costs shall be recredited to the Audio Account.

                     (2) With respect to sales of Videograms by Company, the royalty accruing to the Video Account hereunder shall be computed in accordance with the provisions of paragraph 1 above, except that with respect
* to sales of Videograms in the United States, the royalty rate shall be XXXXXXX percent and with respect to sales of Videograms outside the United States, the
* royalty rate shall be XXXXXXX percent. For the purposes hereof, the royalty

* - Confidential portions omitted and filed separately with the Commission.

base of such Videograms shall be Company's published wholesale price to subdistributors of such Videograms as of the commencement of the accounting periods concerned, less container deductions and any taxes. Said royalty shall be inclusive of any third party payments required to be made by Company in connection with the manufacture and exploitation of Videograms and Exhibition Copies other than payments to music publishers.

          C. (1) With respect to (a) Videos licensed by Company to others (including, without limitation, entities affiliated with Company) on a flat fee or royalty basis for the manufacture and sale of Videograms of (b) the exploitation of Exhibition Copies, the royalty accruing to the Video Account hereunder shall be an amount equal to fifty percent (50%) of the Net Royalty or Net Flat Fee from the sale of such Videograms or exploitation of such Exhibition Copies. Said royalty shall be inclusive of any third party payments required to be made by Company in connection with the manufacture and sale of Videograms and Exhibition Copies other than payments to music publishers.

               (2) As used in subparagraph 2C(1) above, the terms "Net Royalty" or "Net Flat Fee" shall mean an amount equal to the royalty or flat fee, as the case may be, received by Company from a third party as a result of the exploitation by that third party of those Videograms and Exhibition Copies (and in the case of Exhibition Copies, less ten percent (10%) of those monies as a distribution fee).

          D. With respect to any Videogram or Exhibition Copy which embodies a Video, in whole or in part, coupled with other Videos and/or other audiovisual works, royalties accruing to the Video Account hereunder attributable to such Video shall be at that proportion of the applicable royalty which the playing time of such Video, as embodied in such Videogram or Exhibition Copy (as applicable) bears to the aggregate playing time of such Videogram or Exhibition Copy (as applicable).

          E. Royalties with respect to Videos earned hereunder will be accrued, in accordance with Company's regular accounting practices, semi-annually to the Video Account in the manner set forth above, and such royalties shall be paid, less all advances and any charges, in accordance with the provisions of paragraph 7 of the Agreement and accompanied by royalty accounting statements in accordance with the provisions of paragraph 7 of the Agreement; provided that Company shall have no obligation to furnish statements with respect of any semiannual period after the expiration of the term hereof in which no payments are due pursuant to this subparagraph unless specifically requested by you. Company shall have the right to establish reasonable reserves (upon same terms as set forth in paragraph 7A above) for returns and exchanges which shall be fully and equally liquidated over the four (4) accounting periods subsequent to that in which the account is taken.

     3. No royalties shall be payable to you unless and until your Audio Account or Video Account, as the case may be, is in a "recouped position" (i.e., Company has recouped from royalties otherwise payable hereunder, in accordance with the Agreement, all recoupable recording costs, video costs, independent promotion and deficit tour support, advances, expenses, and other charges incurred or borne by Company under the Agreement which are recoupable in accordance with the terms and conditions thereof). If, at your request or with your approval or consent, Company makes payment to you or any person or entity on your behalf or for your benefit of amounts not provided for in the Agreement (which Company is in no way obligated to do), such payments shall be deemed advances and shall also be recoupable, as aforesaid, unless Company agrees otherwise in writing.


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